UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Centerville Road, Suite 400 Wilmington, DE 19808
(Address of principal executive offices) (Zip Code)

(302) 252-9160

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CFX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2022, Colfax Corporation (the “Company”) announced that Doug Pitts will retire from his position as the Company’s Vice President, Controller and Chief Accounting Officer and cease to serve as the Company’s principal accounting officer on May 13, 2022, capping off a distinguished 41-year professional career. Upon Mr. Pitts’ retirement, on May 13, 2022, the Company expects to appoint current Colfax MedTech segment Controller John Kleckner as its new principal accounting officer. Mr. Pitts will remain with the Company for a period after that date to further assist with the transition.

Mr. Kleckner, 45, is a Certified Public Accountant with a Bachelor’s Degree in Business Administration and a Master’s Degree in Accountancy from Baylor University. His 22-year career includes a senior manager role in the US and Europe at the global firm PricewaterhouseCoopers. Before joining the Company in July 2021, from April 2019 to June 2021, Mr. Kleckner served as Senior Director and Corporate Controller at HMS (Healthcare Management Systems), a healthcare technology company, and, prior to that, from October 2010 to January 2019, in a series of senior financial roles at Denbury Resources, an oil and natural gas company. Mr. Kleckner’s background also includes M&A and business improvement initiatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2022	COLFAX CORPORATION

	By:	/s/ Christopher M. Hix
		Name:	Christopher M. Hix
		Title:	Executive Vice President, Finance, Chief Financial Officer (Principal Financial Officer)